Exhibit 10.46

PROMISSORY NOTE

Note Amount	$210,000.00
Date of Note	May 9, 2014
Maturity Date	May 9, 2017
Place of Execution:	Grand Rapids, Michigan

FOR VALUE RECEIVED, the undersigned, Jadian, Inc., an Illinois corporation, whose address is 205 W. Wacker Drive, Suite 1320, Chicago, Illinois 60606 (BORROWER) promises to pay to the order of Jadian Enterprises, Inc., a Michigan corporation, whose address is 320 W. Ottawa Street, Lansing, Michigan 48933 (LENDER) the principal sum of Two Hundred Ten Thousand and 00/100 Dollars ($210,000.00), plus interest and costs. BORROWER shall pay this obligation (Note) to LENDER as follows:

1. Terms.

1.1 Interest Rate. Beginning on May 9, 2014, the principal sum outstanding shall bear interest at the rate of six percent (6%) per annum (Interest Rate). Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed.

1.2 Principal and Interest Payments. Beginning on June 1, 2014, and continuing on the first day of each month thereafter until May 9, 2017, BORROWER shall make equal principal and interest payments to LENDER in the amount of $6,388.61.

1.3 Maturity. On May 9, 2017, the entire outstanding balance owed under this Note shall become immediately due and payable, without demand, unless otherwise becoming immediately due and payable prior to such time by reason of the occurrence of an Event of Default (as defined below) and BORROWER shall pay LENDER an amount equal to the remaining principal balance owed under this Note and any other sums otherwise due and owing.

2. Additional Principal Payments.

2.1 Prepayment. Borrower may prepay any portion of the principal of this Note without premium or penalty. However, all prepayments will be applied first to any accrued interest and then to principal.

2.2 Obligations. BORROWER's pre-payments (if any) shall not relieve BORROWER from the obligation to timely make any installment payments as described in Section 1 of this Note. To the extent BORROWER is delinquent in making any payments required hereunder, additional principal payments shall first be applied toward payment of accrued but unpaid interest, late charges, and any costs before being applied toward reduction of the principal amount owing under this Note. To the extent BORROWER is current in making all payments required hereunder, all additional principal payments shall be applied toward reduction of principal owing under this Note.

Promissory Note

3. Waiver. Presentment for payment, protest, and notice of protest are each waived by BORROWER.

4. Notices. All notices, payments or statements required under this Note shall be deemed to have been given if either delivered personally or mailed by certified or registered mail at the respective addresses first set forth above. Either party may change the address for notices, payments or statements by giving written notice of such address change in the manner described above.

5. Non-Waiver. No waiver of any provision of this Note shall be valid unless in writing and signed by the persons or parties against whom charged. No delay on the part of the holder in the exercise of any right or remedy under this Note shall operate as a waiver. No single or partial exercise by the holder of any right or remedy under the Note shall preclude any other or future exercises or the exercise of any other right or remedy. No waiver or indulgence by the holder of any default shall be effective unless it is in writing and signed by the holder. No waiver of any right or remedy on one (1) occasion shall be construed as a bar to, or waiver of any such right or remedy on any future occasion. No waiver by LENDER of any breach or default by BORROWER, or any extension of the due date of any payment under this Note, or the acceptance by LENDER of a payment after its due date, shall in any manner operate as a waiver of any breach, default, or failure of BORROWER thereafter occurring; and the same shall not affect the right of LENDER to accelerate the balance owed under this Note or declare a default under this Note, or pursue any other remedy afforded to LENDER by the terms of this Note, or at law, by reason of any subsequent act, omission, breach, or default of BORROWER.

6. Michigan Law. This Note shall be governed by and construed under the laws (statute and common) of the State of Michigan. No provision of this Note is to be interpreted for or against either party because that party's legal representative drafted the Note, or any of the terms or conditions of any instrument.

7. Expenses. BORROWER agrees to pay any and all expenses, including reasonable attorneys' fees and court costs, paid or incurred by the holder of this Note in enforcing the rights of and obligations to the holder under any provisions of this Note.

8. Venue. BORROWER agrees and consents that any action against it for collection or enforcement of this Note may be brought in the state court in Ingham County, Michigan, having jurisdiction over the subject matter and that such court shall have personal jurisdiction over it for purposes of such legal action.

9. Events of Default. Each of the following events shall constitute an Event of Default:

(a)	Any failure to make any payment when due of principal or accrued interest on this Note.

(b)	BORROWER fails to observe or perform any other term or condition of this Note and such failure continues for a period of thirty (30) days following BORROWER'S receipt of written notice of such failure.

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(c)	A commencement by BORROWER of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or in effect in the future; or the entry of a decree or order for relief with regard to BORROWER in a case under any such law or appointing a receiver, liquidator, assignee, trustee (or other similar official) of BORROWER; or the filing and pendency for thirty (30) days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by BORROWER of any general assignment for the benefit of creditors; or the taking of action by BORROWER in furtherance of any of the foregoing.

10. Consequences of an Event of Default. Upon the occurrence of any Event of Default, LENDER may, at its option, without any demand or notice whatsoever, accelerate the entire unpaid principal balance, and declare this Note to be immediately due and payable, together with accrued interest and all fees and costs applicable thereto, and LENDER shall have access to any and all remedies then available to enforce payment of this Note.

11. Late Payments; Default Rate; Fees. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, BORROWER agrees to pay to LENDER a late payment fee of 5% of the delinquent payment amount. After an Event of Default, BORROWER agrees that LENDER may, without notice, increase the Interest Rate by two percentage points (2%) (the "Default Rate").

12. Amendment. This Note may be amended only by a written document signed by BORROWER and LENDER.

13. Usury. This Note is subject to the express condition that at no time shall BORROWER be obligated to pay interest on the principal balance of this Note at a rate which could subject LENDER to either civil or criminal liability as a result of the rate being in excess of the maximum rate which borrowers are permitted by law to contract or agree to pay in commercial transactions. If, by the terms of this Note, BORROWER is at any time required or obligated to pay interest on the Note's principal balance at a rate in excess of such maximum legal rate of interest, then the rate of interest under the Note shall be deemed immediately reduced to such maximum legal rate.

14. Security. BORROWER'S obligations herein are secured by a lien in favor of LENDER on all assets of BORROWER as set forth in that Security Agreement of even date herewith.

15. Set-Off. This Note is given in connection with that Asset Purchase Agreement dated May 9, 2014, between BORROWER and LENDER ("APA"). Pursuant to the terms of the APA, BORROWER shall have the right to credit the following against BORROWER'S obligations hereunder:

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(a)	An amount equal to the Closing Date A/R purchased by BORROWER under the APA which remain uncollected after 90 days from Closing despite BORROWER' S best efforts to collect same;

(b)	Any amounts for which LENDER is obligated to indemnify the BORROWER for under the terms of the APA; and

(c)	Any Post-Closing Credit to which BORROWER is entitled under Section 2.6 of the APA.

16. Assignment. BORROWER may not assign this Note or its obligations hereunder without the prior written consent of LENDER.

BORROWER

JADIAN, INC.

/s/ Shaun Passley

By: Shaun Passley

Its: President

Date: May 9, 2014

Promissory Note